Exhibit 99.1
Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS FIRST QUARTER EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—April 25, 2006 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.2 million for the first quarter of 2006, a decline of $457 thousand or 12.3 percent from the $3.7 million reported for the first quarter of 2005. Diluted earnings per share were $0.39 for the first quarter of 2006 and $0.44 for the first quarter of 2005. The annualized return on average assets was 1.02 percent and the annualized return on average equity was 13.04 percent for the first quarter of 2006.

EARNINGS

Net Interest Income

In the first quarter of 2006, net interest income, on a fully tax-equivalent basis, was $8.9 million, a decline of $386 thousand or 4.2 percent from the same period last year and an increase of $62 thousand or 0.7 percent over the fourth quarter of 2005. The increase from the fourth quarter of 2005 marks the first sequential quarterly gain in net interest income since the fourth quarter of 2004. On a fully tax-equivalent basis, the net interest margin for the first quarter of 2006 was 2.94 percent as compared to 3.53 percent for the same period last year and 3.02 percent in the fourth quarter of 2005. Funding costs increased at a significantly faster pace than yields on new loan originations and securities purchases. The yield on earning assets increased over the first quarter of 2005 by 41 basis points, while cost of interest-bearing funds increased 120 basis points. The sharp rise in funding costs was due to the continued policy of raising of short-term interest rates by the Federal Reserve and a change in funding mix into higher cost products.

Average loans for the first quarter of 2006 increased $182.0 million or 30.7 percent to $775.0 million from $593.1 million for the first quarter of 2005. During this period, the average mortgage loan portfolio grew by $151.1 million or 32.5 percent, while the average commercial loan portfolio grew $25.3 million or 28.1 percent. A majority of the mortgage loan growth was in adjustable-rate residential mortgage loans. The Corporation continues to strive to change the total loan mix toward higher yielding commercial and construction loans. Low levels of loan delinquencies reflect our continuing commitment to maintaining credit quality.

For the first quarter of 2006, average deposits grew $62.0 million, or 6.5 percent to $1.01 billion from $952.8 million for the first quarter of 2005. The fastest growing categories of deposits, money markets and certificates of deposit, also paid the highest rates, averaging 3.03 percent and 3.84 percent, respectively, contributing to the higher cost of deposits. Deposit gathering remains highly competitive causing short-term market rates to rise at a rapid pace. Average short-term borrowings increased $95.2 million from $23.4 million in the first quarter of 2005 to $118.6 million for the first quarter of 2006 as additional borrowings were used to supplement funding for growth in the loan portfolios. Average demand deposits increased $10.1 million or 6.0 percent in the first quarter of 2006 from the year ago period.

Other Income

For the first quarter of 2006, other income was $3.19 million as compared to $3.15 million for the first quarter of 2005, an increase of $36 thousand, or 1.1 percent. Fee income generated by PGB Trust and Investments was $2.2 million, an increase of $232 thousand or 11.5 percent over the same quarter a year ago. The market value of trust assets under management was almost $1.8 billion at March 31, 2006 an increase of 6.8 percent over the market value at March 31, 2005. Net securities gains of $51 thousand were recorded in the first quarter of 2006, as compared to net securities gains of $298 thousand in the year ago quarter. Last year’s first quarter gain included the recognition of a $249 thousand gain on the non-monetary exchange of equity securities.

Other Expenses

Other expenses totaled $7.1 million for the first quarter of 2006, an increase of $502 thousand or 7.7 percent, when compared to $6.6 million for the first quarter of 2005. Salaries and benefits expense was $3.9 million for the first quarter of 2006, increasing $207 thousand or 5.7 percent. Normal salary increases, branch expansion, higher group health insurance and pension plan costs, offset in part by lower profit sharing plan contributions, accounted for the increase. Premises and equipment expenses increased to $1.7 million for the first quarter of 2006 as compared to $1.6 million for the same period a year ago, an increase of $159 thousand, or 10.2 percent, reflecting investments in new branches and equipment. All other expense categories increased $136 thousand or 10.2 percent for the first quarter 2006 as compared to 2005. The Corporation’s 21st branch was opened during the first quarter at the Chubb Corporation headquarters in Warren, New Jersey.

ASSET QUALITY

At March 31, 2006, non-performing loans totaled $106 thousand or 0.01 percent of total loans as compared to $255 thousand or 0.04 percent at March 31, 2005.

The allowance for loan losses was $6.4 million or 0.81 percent of total loans at March 31, 2006 as compared to $6.2 million or 1.00 percent of total loans at March 31, 2005. Net charge-offs of $3 thousand were recorded in the quarter ended March 31, 2006 while $7 thousand of net recoveries were recorded in the first quarter of 2005.

CAPITAL

At March 31, 2006, shareholders’ equity totaled $99.1 million as compared with $94.3 million at March 31, 2005, an increase of $4.8 million or 5.1 percent. The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at March 31, 2006 were 8.13 percent, 16.17 percent and 17.18 percent, respectively.

In accordance with the stock buy back program announced on April 15, 2005 and extended as announced on April 14, 2006, the Corporation repurchased 17,500 shares during the first quarter of 2006. A total of 47,500 shares have been repurchased since the program was announced.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.29 billion as of March 31, 2006. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 21 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.
(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2006	2005
Income Statement Data:
Interest Income	$15,794	$12,656
Interest Expense	7,218	3,629
Net Interest Income	8,576	9,027
Provision For Loan Losses	100	150
Net Interest Income After
Provision For Loan Losses	8,476	8,877
Trust Fees	2,245	2,013
Other Income	890	839
Securities Gains	51	298
Other Expenses	7,057	6,555
Income Before Income Taxes	4,605	5,472
Income Tax Expense	1,359	1,769
Net Income	$3,246	$3,703

Balance Sheet Data:
Total Assets	$1,287,441	$1,136,215
Federal Funds Sold	1,437	915
Short-Term Investments	1,583	674
Securities Held To Maturity	71,771	85,824
Securities Available For Sale	351,742	370,986
Loans	789,487	614,173
Allowance For Loan Losses	6,414	6,161
Deposits	1,046,199	986,682
Borrowings	134,275	49,727
Shareholders’ Equity	99,072	94,271

Trust Division Assets under
Management (Market
Value, Not Included
Above)	$1,770,545	$1,657,831

Performance Ratios:
Return on Average Assets	1.02%	1.33%
Return on Average Equity	13.04	15.51

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2006	2005
Net Interest Margin
(Taxable Equivalent Basis)	2.94%	3.53%

Asset Quality:
Loans past due over 90 days
And Still Accruing	$38	$12
Non-Accrual Loans	68	243
Net (Charge-Offs)/Recoveries	(3)	7
Allowance For Loan Losses
To Total Loans	0.81%	1.00%

Per Share Data:
Earnings Per Share (Basic)	$0.39	$0.45
Earnings Per Share (Diluted)	0.39	0.44
Book Value Per Share	11.98	11.40
Dividends Per Share	0.14	0.11

Capital Adequacy:
Tier I Leverage	8.13%	8.62%
Tier I Capital to Risk-
Weighted Assets	16.17	18.46
Tier I & II Capital to
Risk-Weighted Assets	17.18	19.65

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2006			March 31, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$374,043	$4,065	4.35%	$402,107	$4,003	3.98%
Tax-Exempt (1) (2)	57,635	752	5.22	51,741	603	4.66
Loans (2) (3)	775,015	11,261	5.81	593,063	8,280	5.58
Federal Funds Sold	1,479	16	4.33	1,772	11	2.48
Interest-Earning Deposits	904	9	4.03	622	3	1.93
Total Interest-Earning
Assets	1,209,076	$16,103	5.33%	1,049,305	$12,900	4.92%
Noninterest-Earning Assets:
Cash and Due from Banks	21,893			20,968
Allowance for Loan
Losses	(6,501)			(6,027)
Premises and Equipment	21,716			20,176
Other Assets	23,113			25,203
Total Noninterest-Earning
Assets	60,221			60,320
Total Assets	$1,269,297			$1,109,625

LIABILITIES:
Interest-Bearing Deposits
Checking	$144,319	$196	0.54%	$200,839	$528	1.05%
Money Markets	283,022	2,146	3.03	228,065	849	1.49
Savings	88,395	150	0.68	105,701	182	0.69
Certificates of Deposit	322,649	3,098	3.84	251,807	1,633	2.59
Total Interest-Bearing
Deposits	838,385	5,590	2.67	786,412	3,192	1.62
Borrowings	150,054	1,628	4.34	56,536	437	3.09
Total Interest-Bearing
Liabilities	988,439	7,218	2.92	842,948	3,629	1.72
Noninterest Bearing
Liabilities
Demand Deposits	176,398			166,339
Accrued Expenses and
Other Liabilities	4,893			4,833
Total Noninterest-Bearing
Liabilities	181,291			171,172
Shareholders’ Equity	99,567			95,505
Total Liabilities and
Shareholders’ Equity	$1,269,297			$1,109,625
Net Interest Income		$8,885			$9,271
Net Interest Spread			2.41%			3.20%
Net Interest Margin (4)			2.94%			3.53%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTER-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2006			December 31, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$374,043	$4,065	4.35%	$356,867	$3,749	4.20%
Tax-Exempt (1) (2)	57,635	752	5.22	50,983	652	5.12
Loans (2) (3)	775,015	11,261	5.81	757,972	10,921	5.76
Federal Funds Sold	1,479	16	4.33	2,835	28	3.91
Interest-Earning Deposits	904	9	4.03	809	8	4.07
Total Interest-Earning
Assets	1,209,076	$16,103	5.33%	1,169,466	$15,358	5.25%
Noninterest-Earning Assets:
Cash and Due from Banks	21,893			21,858
Allowance for Loan
Losses	(6,501)			(6,517)
Premises and Equipment	21,716			21,540
Other Assets	23,113			23,026
Total Noninterest-Earning
Assets	60,221			59,907
Total Assets	$1,269,297			$1,229,373

LIABILITIES:
Interest-Bearing Deposits
Checking	$144,319	$196	0.54%	$163,344	$381	0.93%
Money Markets	283,022	2,146	3.03	283,461	2,112	2.98
Savings	88,395	150	0.68	92,223	161	0.70
Certificates of Deposit	322,649	3,098	3.84	303,015	2,774	3.66
Total Interest-Bearing
Deposits	838,385	5,590	2.67	842,043	5,428	2.58
Borrowings	150,054	1,628	4.34	109,642	1,107	4.04
Total Interest-Bearing
Liabilities	988,439	7,218	2.92	951,685	6,535	2.75
Noninterest Bearing
Liabilities
Demand Deposits	176,398			174,649
Accrued Expenses and
Other Liabilities	4,893			4,891
Total Noninterest-Bearing
Liabilities	181,291			179,540
Shareholders’ Equity	99,567			98,148
Total Liabilities and
Shareholders’ Equity	$1,269,297			$1,229,373
Net Interest Income		$8,885			8,823
Net Interest Spread			2.41%			2.50%
Net Interest Margin (4)			2.94%			3.02%

(1) Average balances for available-for sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3) Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.